Exhibit 10.1

SOLARWINDS, INC.
2015 PERFORMANCE INCENTIVE PLAN
OPTION AWARD AGREEMENT

NOTICE OF GRANT OF STOCK OPTION

Participant Name:
Number of Shares Subject to Option:
Exercise Price per Share:
Aggregate Exercise Price:
Type of Option	__ Incentive __ Nonqualified Stock Option
Award Date:
Expiration Date:
This stock option award (the “Option”) is granted under and governed by the terms and conditions of the SolarWinds, Inc. 2015 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Stock Option Award (the “Terms”), which are attached hereto and incorporated herein by reference. This Notice of Grant of Stock Option, together with the Terms, are referred to as the “Award Agreement.”
You do not have to accept the Option. If you wish to decline your Option, you should promptly notify Stock Administration at SolarWinds, Inc. of your decision at stockadmin@solarwinds.com. If you do not provide such notification within forty-five (45) days after the Award Date, you will be deemed to have accepted your Option on the terms and conditions set forth herein.
By your electronic acceptance of the Option, you acknowledge that the Option is granted under and governed by the terms and conditions of the Plan and the Award Agreement and you agree to comply with the terms of the Plan and the Award Agreement. You acknowledge receipt of a copy of the Plan and the Award Agreement. You acknowledge that you have reviewed the Plan and the Award Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to accepting the Option and fully understand all provisions of the Plan and Award Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement.
SOLARWINDS, INC.,
a Delaware corporation

By

Title

Acknowledged and agreed as of the Award Date:
Printed Name:
Acceptance Date:

[NOTE: GRANT WILL BE ACCEPTED ELECTRONICALLY]

SOLARWINDS, INC.
2015 PERFORMANCE INCENTIVE PLAN
TERMS AND CONDITIONS OF STOCK OPTION AWARD
1.    General. These Terms and Conditions of Stock Option Award (these “Terms”) apply to a particular stock option (the “Option”) granted by SolarWinds, Inc. a Delaware corporation (the “Corporation”), and are incorporated by reference in the Notice of Grant of Stock Option (the “Grant Notice”) corresponding to that particular grant. The recipient of the Option identified in the Grant Notice is referred to as the “Participant.” The per share exercise price of the Option as set forth in the Grant Notice is referred to as the “Exercise Price.” The effective date of grant of the Option as set forth in the Grant Notice is referred to as the “Award Date.” The exercise price and the number of shares covered by the Option are subject to adjustment under Section 7.1 of the Plan. The Option was granted under and is subject to the SolarWinds, Inc. 2015 Performance Incentive Plan (the “Plan”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Option.
2.    Vesting Schedule. Subject to Section 7 and any applicable accelerated vesting provisions set forth below or in the Plan, this Option will vest and become exercisable, in whole or in part, in accordance with the following vesting schedule:
3.    Stock Option Status.
3.1    For U.S. taxpayers, the Option will be designated as either an Incentive Stock Option (“ISO”) or a Nonqualified Stock Option (“NSO”). If designated in the Grant Notice as an ISO, this Option is intended to qualify as an ISO under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as an NSO as provided in Section 5.1.2 of the Plan. Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as an NSO granted under the Plan. In no event will the Administrator, the Corporation or any of its Subsidiaries or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
3.2    For non-U.S. taxpayers, the Option will be designated as a NSO.
4.    Limits on Exercise. The Option may be exercised only to the extent the Option is vested and exercisable.
4.1    Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.
4.2    No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.
5.    Continuance of Employment/Service Required; No Employment/Service Commitment. The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan. Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the

Participant’s other compensation or benefits. Nothing in this Award Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.
6.    Method of Exercise of Option. The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•
a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time;

•	payment in full for the Exercise Price of the shares to be purchased in cash, check, by electronic funds transfer to the Corporation;

•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.
The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	in shares of Common Stock already owned by the Participant, valued at their fair market value (as determined under the Plan) on the exercise date;

•
a reduction in the number of shares of Common Stock otherwise deliverable to the Participant (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the Option; or

•	a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.
The Option will qualify as an ISO only if it meets all of the applicable requirements of the Code. If the Option is designated as an ISO, the Option may be rendered a NSO if the Administrator permits the use of one or more of the non-cash payment alternatives referenced above.
7.    Early Termination of Option.
7.1    Expiration Date. Subject to earlier termination as provided below in this Section 7, the Option will terminate on the Expiration Date set forth in the Grant Notice (the “Expiration Date”).
7.2    Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.
7.3    Termination of Option upon a Termination of Participant’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 7.2 above, if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary is referred to as the Participant’s “Severance Date”):

•
other than as expressly provided below in this Section 7.3, (a) the Participant will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at 11:59 pm Eastern time on the last day of the 3-month period;

•
if the termination of the Participant’s employment or services is the result of the Participant’s death or Total Disability (as defined below), (a) the Participant (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Participant’s Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at 11:59 pm Eastern time on the last day of the 12-month period;

•	if the Participant’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined below), the Option (whether vested or not) shall terminate on the Severance Date.
For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).
For purposes of the Option, “Cause” means, in the absence of any employment agreement between a Participant and the Corporation (or the Subsidiary employing Participant) otherwise defining Cause, (i) acts of personal dishonesty, gross negligence or willful misconduct on the part of a Participant in the course of his or her employment or services, (ii) a Participant’s engagement in conduct that results, or could reasonably be expected to result, in material injury to the reputation or business of the Corporation or its Subsidiaries, (iii) misappropriation by a Participant of the assets or business opportunities of the Corporation or its Subsidiaries; (iv) embezzlement or fraud committed by a Participant, at his or her direction, or with his or her personal knowledge; (v) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) that has, or could be reasonably expected to have, an adverse impact on the performance of the Participant’s duties to the Corporation or its Subsidiaries; or (vi) failure by a Participant to follow the lawful directions of a superior officer or the Board. In the event there is an employment agreement between a Participant and the Corporation or its Subsidiary employing Participant defining Cause, “Cause” will have the meaning provided in such agreement.
In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 7.2. The Administrator shall be the sole judge of whether the Participant continues to render employment or services for purposes of this Award Agreement.
8.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the exercise price and the number of shares covered by the Option.
9.    Non-Transferability. The Option and any other rights of the Participant under this Award Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 5.7 of the Plan.
10.    Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of or in service to the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
11.    Plan. The Option and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
12.    Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
13.    Effect of this Agreement. Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.
14.    Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15.    Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
16.    Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
17.    Clawback Policy. The Option is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).
18.    No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares of Common Stock that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Option. Except for the withholding rights set forth in Section 6 above and Section 8.5 of the Plan, the Participant is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.
19.    Electronic Delivery and Acceptance. The Corporation may, in its sole discretion, decide to deliver any documents related to Stock Units awarded under the Plan by electronic means and request Participant’s acceptance, consent or approval of such documents by electronic means. Participant hereby consents to receive all applicable documentation by electronic delivery and agrees to participate in the Plan through any online or electronic system established and maintained by the Corporation or another third party designated by the Corporation.
20.    Data Privacy. The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 20. The Corporation and/or its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number, employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Corporation or its Subsidiaries, details of all equity awards or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Corporation and its Subsidiaries may transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Corporation and its Subsidiaries may each further transfer Data to any third parties assisting the Corporation or any such Subsidiary in the implementation, administration and management of the Plan. The Participant acknowledges that the transferors and transferees of such Data may be located anywhere in the world and hereby authorizes each of them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Participant’s behalf to a broker or to other third party with whom the Participant may elect to deposit any shares of Common Stock acquired under the Plan (whether pursuant to the Stock Units or otherwise).